Exhibit 99.2

Talend to be Acquired by Thoma Bravo in a $2.4 Billion Transaction

Talend Shareholders to Receive $66.00 per Ordinary Share and

ADS in Cash

Represents 29% Premium to Talend’s Closing Stock Price of $51.30 on March 9, 2021

SAN FRANCISCO, Calif., REDWOOD CITY, Calif., and SURESNES, France – March 10, 2021 – Talend (NASDAQ: TLND) (“Talend” or “the Company”), a leader in data integration and data integrity, today announced that it has entered into a memorandum of understanding with Thoma Bravo, a leading private equity investment firm focused on the software and technology-enabled services sectors, under which Thoma Bravo intends to commence a tender offer to acquire all of the outstanding ordinary shares and American Depositary Shares (“ADSs”) of Talend, for $66.00 per ordinary share and ADS (each ADS representing one ordinary share) in cash. The offer, which values Talend at approximately $2.4 billion, represents a premium of approximately 29% to Talend’s closing price on March 9 and an 81% premium to the volume weighted average price over the last twelve months. The Talend Board of Directors unanimously approved the memorandum of understanding.

Subject to and upon completion of the transaction, Talend would become a private company and continue investing in its cloud transition as well as products and solutions that serve the evolving data needs of its customers.

“We are pleased to move forward with Thoma Bravo, as the transaction will deliver compelling and certain cash value to Talend shareholders and significant strategic, long-term benefits for our customers, employees, and other stakeholders,” said Steve Singh, Chairman of the Board of Talend. “Our Board is focused on driving shareholder value and has periodically evaluated potential transaction alternatives in the context of our standalone plan over the past several years. With the successful advancement of our transformation effort led by our CEO over the past year, the Talend Board and management team conducted a targeted process with potential financial and strategic parties to determine the best path forward for the Company. We believe the transaction with Thoma Bravo validates the Talend team’s success in building a data market leader.”

“The last twelve months have underscored the importance of digital transformation and the unique and vital role Talend plays in ensuring enterprises can trust the data fueling their business,” said Christal Bemont, Chief Executive Officer of Talend. “I am pleased with how the team has executed through the challenges of 2020 and successfully delivered on the strategic initiatives and targets we laid out a year ago. As we look forward, the transaction with Thoma Bravo – a firm with a successful track record of helping the companies it acquires achieve long-term, sustainable growth – will provide Talend with additional capital, resources, and expertise to execute against our mission and leverage a large market opportunity to help all organizations become data-driven. I want to thank the Talend team for their dedication to our company and customers; it is the incredible women and men of Talend who have helped build a leading platform and made this exciting transaction possible.”

“We are thrilled to partner with the management team at Talend to continue to build upon their leadership position in the cloud data integration market,” said Seth Boro, a Managing Partner at Thoma Bravo. “We are confident we can apply our experiences working with market-leading software companies to accelerate Talend’s growth and complete its transition to the cloud.”

“Data has become critical to every facet of the world, and Talend’s data fabric empowers organizations to operationalize their data,” said Chip Virnig, a Partner at Thoma Bravo. “Talend has built the leading cloud-native orchestration platform that helps organizations bring together all their data, wherever it may sit, to solve their most complex problems.”

Transaction Details

Under the terms of the binding memorandum of understanding, Thoma Bravo will initiate a cash tender offer of $66.00 (approximately €55.54) per Talend ordinary share and ADS, subject to certain conditions. This offer values Talend at approximately $2.4 billion or approximately €2.1 billion, including net debt.

The agreement includes a 30-day “go-shop” period expiring on April 10, 2021, which permits Talend’s Board and advisors to solicit alternative acquisition proposals. Talend has the right to terminate the memorandum of understanding to enter into a superior proposal subject to certain terms and conditions of the memorandum of understanding. There can be no assurance that this “go-shop” will result in a superior proposal, and Talend does not intend to disclose developments with respect to the solicitation process unless and until it determines such disclosure is appropriate or is otherwise required.

In the event that Talend’s Board recommends the tender offer to the holders of ordinary shares and ADSs upon completion of the appropriate works council consultations, Thoma Bravo will commence the tender offer thereafter. The closing of the transaction is subject to the valid tender pursuant to the tender offer of ordinary shares and ADSs of Talend representing – together with ordinary shares and ADSs of Talend then beneficially owned by Thoma Bravo, if any – at least 80% of the outstanding ordinary shares and ADSs, receipt of customary transactional regulatory approvals (including French foreign investment control procedure) and other customary closing conditions.

In addition, in case of said recommendation, Talend will convene an ordinary and extraordinary general meeting of the shareholders to vote on a transaction that would result in the Company structurally, but not operationally, redomiciling in the Netherlands. Following the closing of the tender offer and completion of said transaction, any ordinary shares or ADSs not tendered would be ultimately redeemed for a price equal to the price per ordinary share and ADS as paid in the tender offer. In connection with these transactions, Talend’s existing French activities, including assets, liabilities and employees, would be first transferred to a new wholly-owned French subsidiary.

The tender offer is currently expected to close in the third quarter of 2021 and the redomiciling and related transactions are currently expected to close in the fourth quarter of 2021. Talend will become a privately held company and Talend's ADSs will no longer be listed on any public market, assuming the completion of the tender offer and the redomiciling and related transactions.

Transaction Terms

The tender offer will be implemented in accordance with the terms and conditions of the binding memorandum of understanding between Talend and Thoma Bravo. In addition to the offer terms, the memorandum of understanding contains customary representations, warranties and undertakings by Talend and Thoma Bravo.

The parties have further agreed on certain expense reimbursement and termination fees payable by Talend to Thoma Bravo under certain circumstances, including if the Talend Board determines not to issue a positive recommendation following completion of the appropriate works council consultations, subsequently changes or withdraws its recommendation, or terminates to accept a superior proposal.

Advisors

Qatalyst Partners is serving as financial advisor to Talend and Wilson Sonsini Goodrich & Rosati, P.C. and Gide Loyrette Nouel A.A.R.P.I. are serving as legal counsel. Kirkland & Ellis, LLP is serving as legal counsel to Thoma Bravo.

About Talend

Talend (NASDAQ: TLND), a leader in data integration and data integrity, is changing the way the world makes decisions.

Talend Data Fabric is the only platform that brings together all the data integration and governance capabilities to simplify every aspect of working with data. Talend delivers complete, clean, and uncompromised data in real-time to all. This unified approach to data has made it possible to create the Talend Trust ScoreTM, an industry-first innovation that instantly assesses the reliability of any dataset to bring clarity and confidence to every decision.

Over 6000 customers across the globe have chosen Talend to run their businesses on trusted data. Talend is recognized as a leader in its field by leading analyst firms and industry media. For more information, please visit www.talend.com and follow us on Twitter: @Talend.

About Thoma Bravo

Thoma Bravo is a leading private equity firm focused on the software and technology-enabled services sectors. With about $77 billion in assets under management as of December 31, 2020, Thoma Bravo partners with a company's management team to implement operating best practices, invest in growth initiatives and make accretive acquisitions intended to accelerate revenue and earnings, with the goal of increasing the value of the business. The firm has offices in San Francisco and Chicago. For more information, visit thomabravo.com.

Important Additional Information and Where to Find It

In connection with the proposed acquisition of Talend S.A. (“Talend”) by Tahoe Bidco (Cayman), LLC, an exempted company incorporated under the laws of the Cayman Islands (“Parent”), Parent will commence, or will cause to be filed, a tender offer for all of the outstanding shares, American Depositary Shares, and other outstanding equity interests of Talend. The tender offer has not commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities of Talend. It is also not a substitute for the tender offer materials that Parent will file with the Securities and Exchange Commission (the “SEC”) upon commencement of the tender offer. At the time that the tender offer is commenced, Parent will file tender offer materials on Schedule TO with the SEC, and Talend will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY TALEND’S SECURITY HOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer materials and the solicitation/recommendation statement will be made available to Talend’s investors and security holders free of charge. A free copy of the tender offer materials and the solicitation/recommendation statement will also be made available to all of Talend’s investors and security holders by contacting Talend at ir@talend.com, or by visiting Talend’s website (www.talend.com). In addition, the tender offer materials and the solicitation/recommendation statement (and all other documents filed by Talend with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC. TALEND’S investors and security holders ARE ADVISED TO READ THE TENDER OFFER MATERIALS AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED BY PARENT OR TALEND WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER. THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER, PARENT AND TALEND.

Forward-Looking Statements

This document contains certain statements that constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the satisfaction of conditions to the completion of the proposed transaction and the expected completion of the proposed transaction, the timing and benefits thereof, as well as other statements that are not historical fact. These forward-looking statements are based on currently available information, as well as Talend’s views and assumptions regarding future events as of the time such statements are being made. Such forward looking statements are subject to inherent risks and uncertainties. Accordingly, actual results may differ materially and adversely from those expressed or implied in such forward-looking statements. Such risks and uncertainties include, but are not limited to, the potential failure to satisfy conditions to the completion of the proposed transaction due to the failure to receive a sufficient number of tendered shares in the tender offer; the failure to obtain necessary regulatory or other approvals; the outcome of legal proceedings that may be instituted against Talend and/or others relating to the transaction; the possibility that competing offers will be made, risks associated with acquisitions, such as the risk that transaction may be more difficult, time-consuming or costly than expected or that the expected benefits of the transaction will not occur; as well as those described in cautionary statements contained elsewhere herein and in Talend’s periodic reports filed with the SEC including the statements set forth under “Risk Factors” set forth in Talend’s most recent annual report on Form 10-K, and any subsequent reports on Form 10-Q or form 8-K filed with the SEC, the Tender Offer Statement on Schedule TO (including the offer to purchase, the letter of transmittal and other documents relating to the tender offer) to be filed by Parent, and the Solicitation/Recommendation Statement on Schedule 14D-9 to be filed by Talend. As a result of these and other risks, the proposed transaction may not be completed on the timeframe expected or at all. These forward-looking statements reflect Talend’s expectations as of the date of this report. The forward-looking statements included in this communication are made only as of the date hereof. Talend assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contacts

Talend

Investor Contact:

Damaari Drumright

Vice President, Treasury and Investor Relations

ddrumright@talend.com

650-667-5160

Media Contact:

Chris Taylor, 408-674-1238

Vice President, Corporate Marketing

ctaylor@talend.com

Eric Brielmann or Andrew Siegel

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Thoma Bravo:

Thoma Bravo Communications

Megan Frank

212-731-4778

mfrank@thomabravo.com

Finsbury Glover Hering

Andrew Johnson or Joe Berg

914-497-5138 / 203-984-2771

andrew.johnson@fgh.com / Joe.berg@fgh.com